UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2021

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

michigan	0-20167	38-2062816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 SOUTH CEDAR STREET,
MANISTIQUE, michigan	49854
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MFNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At a special meeting of the shareholders of Mackinac Financial Corporation (the “Company”) held on July 15, 2021 (the “Special Meeting”), the Company’s shareholders approved the following proposals by the votes set forth below, in connection with the proposed merger in which the Company will merge with and into Nicolet Bankshares, Inc. (“Nicolet”).

The voting results on the matters were as follows:

Proposal 1:

To approve the Agreement and Plan of Merger dated as of April 12, 2021, as the same may from time to time be amended, between the Company and Nicolet, pursuant to which the Company will merge with and into Nicolet.

For	Against	Abstain	Broker Non-votes
7,527,773	52,919	4,711	0

Proposal 2:

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

For	Against	Abstain	Broker Non-votes
7,212,852	367,124	5,427	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: July 16, 2021
	By:	/s/ Jesse A. Deering
Jesse A. Deering
EVP/CFO